Exhibit 99.2

                                    AGREEMENT

                          ICI MUTUAL INSURANCE COMPANY
                         INVESTMENT COMPANY BLANKET BOND

                                      AMONG

                           SELIGMAN CAPITAL FUND, INC.
                       SELIGMAN CASH MANAGEMENT FUND, INC.
                        SELIGMAN COMMON STOCK FUND, INC.
               SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC.
                          SELIGMAN FRONTIER FUND, INC.
                           SELIGMAN GROWTH FUND, INC.
                        SELIGMAN GLOBAL FUND SERIES, INC.
                        SELIGMAN HIGH INCOME FUND SERIES
                      SELIGMAN INCOME AND GROWTH FUND, INC.
                      SELIGMAN CORE FIXED INCOME FUND, INC.
              SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.
                 SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
                      SELIGMAN MUNICIPAL FUND SERIES, INC.
                         SELIGMAN MUNICIPAL SERIES TRUST
                    SELIGMAN NEW JERSEY MUNICIPAL FUND, INC.
                      SELIGMAN NEW TECHNOLOGIES FUND, INC.
                     SELIGMAN NEW TECHNOLOGIES FUND II, INC.
                   SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES
                            SELIGMAN PORTFOLIOS, INC.
                      SELIGMAN SELECT MUNICIPAL FUND, INC.
                   SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
                  SELIGMAN TIME HORIZON/HARVESTER SERIES, INC.
                        SELIGMAN VALUE FUND SERIES, INC.
                           TRI-CONTINENTAL CORPORATION
                               SELIGMAN DATA CORP.
                   SELIGMAN DATA CORP. EMPLOYEES' THRIFT PLAN
                             SELIGMAN ADVISORS, INC.
          J. & W. SELIGMAN & CO. INCORPORATED MATCHED ACCUMULATION PLAN

May 17, 2007

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            Agreement,  dated as of May 17, 2007 by and among  Seligman  Capital
      Fund, Inc., Seligman Cash Management Fund, Inc., Seligman Common Stock Fund, Inc., Seligman Communications and Information Fund, Inc., Seligman Frontier Fund, Inc., Seligman Growth Fund, Inc., Seligman Global Fund Series, Inc., Seligman High Income Fund Series, Seligman Income and Growth Fund, Inc., Seligman Core Fixed Income Fund, Inc., Seligman LaSalle International Real Estate Fund, Inc., Seligman LaSalle Real Estate Fund Series, Inc., Seligman Municipal Fund Series, Inc., Seligman Municipal Series Trust, Seligman New Jersey Municipal Fund, Inc., Seligman New Technologies Fund, Inc., Seligman New Technologies Fund II, Inc., Seligman Pennsylvania Municipal Fund Series, Seligman Portfolios, Inc., Seligman Select Municipal Fund, Inc., Seligman TargetHorizon ETF Portfolios, Inc., Seligman Time Horizon/Harvester Series, Inc., Seligman Value Fund Series, Inc., Tri-Continental Corporation (hereinafter collectively called the "Investment Companies"), Seligman Data Corp. ("SDC"), SDC Employees' Thrift Plan, Seligman Advisors, Inc., and J. & W. Seligman & Co. Incorporated Matched Accumulation Plan.

      Pursuant to an Agreement, dated September 15, 2005, SDC presently carries an Investment Company Blanket Bond in the amount of $24,000,000 insuring against losses from larceny and embezzlement, on a joint basis, for the protection of itself and the parties thereto (as amended by specific riders to the bond). The parties thereto desire to amend as of May 17, 2007, the Agreement dated September 15, 2005, as a result of their intention to permit Seligman LaSalle International Real Estate Fund, Inc. to participate in the existing Blanket Bond effective on the date upon which its registration statement becomes effective (expected to be on or about May 25, 2007).

      NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      (1) SDC will arrange for the continuation of the Blanket Bond, by the ICI Mutual Insurance Company authorized to do business in the place where the bond was issued, for the protection of itself, the Investment Companies, SDC Employees' Thrift Plan, Seligman Advisors, Inc. and J. & W. Seligman & Co. Incorporated Matched Accumulation Plan, collectively referred to as the Insureds, in the amount indicated:

      The Blanket Bond is in the aggregate amount of $24,000,000 and, inclusive of any riders thereto, provides that:

            (a) The bond shall not be cancelled, terminated or modified except after written notice shall have been given by the acting party to the affected party, and by the underwriter to all registered management investment companies named as Insureds, and to the Securities and Exchange Commission, Washington, D. C., not less than sixty days prior to the effective date of such cancellation, termination or modification; and,

            (b) The Underwriter shall furnish each registered management investment company named as an Insured with (1) a copy of the bond and any amendment thereto, promptly after the execution thereof, (2) a copy of each formal filing of a claim under the bond by any other named Insured promptly after receipt thereof, and (3) notification of the terms of the settlement of each such claim prior to the execution of the settlement.

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                                      - 2 -

      (2) The premiums payable in respect of the joint policy shall be paid by SDC which may then charge each Insured for its pro rata share of such premium.

      (3) The Insureds shall have the right to receive insurance proceeds paid in respect of any loss or losses covered by the joint policy, as follows:

            (a) In the event that such proceeds are paid in respect of a loss or losses suffered by only one of the Insureds, all said proceeds shall be paid to it.

            (b) In the event that such proceeds are paid in respect of losses suffered by two or more of the Insureds, which losses shall constitute but a "single loss" under the provisions of the joint policy and the total of which losses shall not exceed the amount of such proceeds paid in respect thereof, each of said Insureds shall share in such proceeds to the extent of its individual loss.

            (c) In the event that such proceeds are paid in respect of losses suffered by two or more of the Insureds, which losses shall constitute but a "single loss" under the provisions of the joint policy and the total of which losses shall exceed the amount of such proceeds paid in respect thereof, each of said Insureds shall share in such proceeds in the proportion which its individual loss bears to the total of the individual losses of said Insureds, provided, that such proceeds, in the case of a loss suffered by one of the Investment Companies, shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1, as amended; and provided further, that such proceeds in the case of a loss suffered by the SDC Employees' Thrift Plan and/or by the J. & W. Seligman & Co. Incorporated Matched Accumulation Plan shall be, after giving consideration to the preceding clause, at least equal to the amount which each would have received had each plan provided and maintained a separate bond with the minimum coverage required by Section 412 of the Employee Retirement Income Security Act of 1974.

      (4) This Agreement shall not be construed as imposing upon any of the parties hereto any obligations to indemnify any other party against any loss or losses suffered by such party.

      (5) The aforementioned Agreement of September 15, 2005 between the parties hereto is cancelled and superseded in its entirety by the provisions of this Agreement.

      (6) This Agreement shall be construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed in various counterparts and corporate seals where appropriate to be hereto duly affixed by its proper officers thereunto duly authorized, all of the day and year first above written.

                SELIGMAN CAPITAL FUND, INC.
                SELIGMAN CASH MANAGEMENT FUND, INC.
                SELIGMAN COMMON STOCK FUND, INC.
                SELIGMAN COMMUNICATIONS AND INFORMATION FUND, INC. SELIGMAN FRONTIER FUND, INC.
                SELIGMAN GROWTH FUND, INC.
                SELIGMAN GLOBAL FUND SERIES, INC.
                SELIGMAN HIGH INCOME FUND SERIES
                SELIGMAN INCOME AND GROWTH FUND, INC.
                SELIGMAN CORE FIXED INCOME FUND, INC.
                SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC. SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.
                SELIGMAN MUNICIPAL FUND SERIES, INC.
                SELIGMAN MUNICIPAL SERIES TRUST
                SELIGMAN NEW JERSEY MUNICIPAL FUND, INC.
                SELIGMAN NEW TECHNOLOGIES FUND, INC.
                SELIGMAN NEW TECHNOLOGIES FUND II, INC.
                SELIGMAN PENNSYLVANIA MUNICIPAL FUND SERIES
                SELIGMAN PORTFOLIOS, INC.
                SELIGMAN SELECT MUNICIPAL FUND, INC.
                SELIGMAN TARGETHORIZON ETF PORTFOLIOS, INC.
                SELIGMAN TIME HORIZON/HARVESTER SERIES, INC.
                SELIGMAN VALUE FUND SERIES, INC.
                TRI-CONTINENTAL CORPORATION

Attest:

/s/  Frank Nasta                    By /s/ Thomas G. Rose
----------------                       ------------------
Secretary                              Vice President

                                    SELIGMAN DATA CORP.
Attest:

/s/  Frank Nasta                    By /s/ John H. Clark
----------------                       -----------------
 Secretary                             President

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                                    SELIGMAN DATA CORP.
                                    EMPLOYEES' THRIFT PLAN

                                    By  /s/ Thomas G. Rose
                                        ------------------
                                        Committee Member
Attest:

/s/  Frank Nasta                    By  /s/ John H. Clark
----------------                        -----------------
  Witness                               Committee Member

                                    J. & W. SELIGMAN & CO. INCORPORATED
                                    MATCHED ACCUMULATION PLAN

                                    By  /s/ Thomas G. Rose
                                        ------------------
                                        Committee Member
Attest:

/s/  Frank Nasta                    By  /s/ John H. Clark
----------------                        -----------------
          Witness                       Committee Member

                                    SELIGMAN ADVISORS, INC.
Attest:

/s/  Frank Nasta                    By  /s/ Charles W. Kadlec
----------------                        ---------------------
 Secretary                              President